Exhibit 35.2

OFFICER’S CERTIFICATE

I, Karen Montbach, a Managing Director of Citibank, N.A. (the “Company”), hereby certify, with respect to the Pooling and Servicing Agreements listed on the attached Exhibit A, the following

1. A review of the Company’s activities as Securities Administrator during the reporting period ending December 31, 2015 and its performance under the Agreements have been made under my supervision.

2. To the best of my knowledge, based on such review, as of and for the reporting period ending December 31, 2015, the Company has fulfilled all of its obligations under the Agreements in all material respects throughout the reporting period.

This statement is given by the undersigned as an authorized officer of the Company and not in the undersigned’s individual capacity.

Date: February 29, 2016

Citibank, N.A.

By:	/s/ Karen Montbach
Name:	Karen Montbach
Title:	Managing Director

EXHIBIT A

PSAs and Transactions

1.	Amended and Restated Pooling Agreement, dated as of January 1, 2014, by and among Sequoia Residential Funding, Inc., as depositor and Citibank, N.A. as Securities Administrator and Wells Fargo Bank, N.A., as trustee for Sequoia Mortgage Trust, 2010-H1 Mortgage Pass-Through Certificates, Series 2010-H1.

2.	Amended and Restated Pooling and Servicing Agreement, dated as of January 1, 2014, by and among Sequoia Residential Funding, Inc., as depositor, Wells Fargo Bank, N.A., as master servicer and Citibank, N.A. as securities administrator and Citibank, N.A., as trustee for Sequoia Mortgage Trust, 2011-1 Mortgage Pass-Through Certificates, Series 2011-1.

3.	Amended and Restated Pooling and Servicing Agreement, dated as of January 1, 2014, by and among Sequoia Residential Funding, Inc., as depositor, Wells Fargo Bank, N.A., as master servicer, Citibank. N.A. and securities administrator and U.S. Bank National Association, as trustee for Sequoia Mortgage Trust, 2011-2 Mortgage Pass-Through Certificates, Series 2011-2.

4.	Amended and Restated Pooling and Servicing Agreement, dated as of January 1, 2014, by and among Sequoia Residential Funding, Inc., as depositor, Wells Fargo Bank, N.A., as master servicer, Citibank. N.A. and securities administrator and U.S. Bank National Association, as trustee for Sequoia Mortgage Trust, 2012-1 Mortgage Pass-Through Certificates, Series 2012-1.

5.	Amended and Restated Pooling and Servicing Agreement, dated as of January 1, 2014, by and among Sequoia Residential Funding, Inc., as depositor, Wells Fargo Bank, N.A., as master servicer, Citibank. N.A. and securities administrator and U.S. Bank National Association, as trustee for Sequoia Mortgage Trust, 2012-2 Mortgage Pass-Through Certificates, Series 2012-2.

6.	Amended and Restated Pooling and Servicing Agreement, dated as of January 1, 2014, by and among Sequoia Residential Funding, Inc., as depositor, Wells Fargo Bank, N.A., as master servicer, Citibank. N.A. and securities administrator and Christiana Trust, a division of Wilmington Savings Fund Society, FSB, as trustee for Sequoia Mortgage Trust, 2012-3 Mortgage Pass-Through Certificates, Series 2012-3.

7.	Amended and Restated Pooling and Servicing Agreement, dated as of January 1, 2014, by and among Sequoia Residential Funding, Inc., as depositor, Wells Fargo Bank, N.A., as master servicer, Citibank. N.A. and securities administrator and Christiana Trust, a division of Wilmington Savings Fund Society, FSB, as trustee for Sequoia Mortgage Trust, 2012-4 Mortgage Pass-Through Certificates, Series 2012-4

8.	Amended and Restated Pooling and Servicing Agreement, dated as of January 1, 2014, by and among Sequoia Residential Funding, Inc., as depositor, Wells Fargo Bank, N.A., as master servicer, Citibank. N.A. and securities administrator and Christiana Trust, a division of Wilmington Savings Fund Society, FSB, as trustee for Sequoia Mortgage Trust, 2012-5 Mortgage Pass-Through Certificates, Series 2012-5

9.	Amended and Restated Pooling and Servicing Agreement, dated as of January 1, 2014, by and among Sequoia Residential Funding, Inc., as depositor, Wells Fargo Bank, N.A., as master servicer, Citibank. N.A. and securities administrator and Christiana Trust, a division of Wilmington Savings Fund Society, FSB, as trustee for Sequoia Mortgage Trust, 2012-6 Mortgage Pass-Through Certificates, Series 2012-6

10.	Amended and Restated Pooling and Servicing Agreement, dated as of January 1, 2014, by and among Sequoia Residential Funding, Inc., as depositor, Wells Fargo Bank, N.A., as master servicer, Citibank. N.A. and securities administrator and Christiana Trust, a division of Wilmington Savings Fund Society, FSB, as trustee for Sequoia Mortgage Trust, 2013-1 Mortgage Pass-Through Certificates, Series 2013-1

11.	Amended and Restated Pooling and Servicing Agreement, dated as of January 1, 2014, by and among Sequoia Residential Funding, Inc., as depositor, Wells Fargo Bank, N.A., as master servicer, Citibank. N.A. and securities administrator and Christiana Trust, a division of Wilmington Savings Fund Society, FSB, as trustee for Sequoia Mortgage Trust, 2013-2 Mortgage Pass-Through Certificates, Series 2013-2

12.	Amended and Restated Pooling and Servicing Agreement, dated as of January 1, 2014, by and among Sequoia Residential Funding, Inc., as depositor, Wells Fargo Bank, N.A., as master servicer, Citibank. N.A. and securities administrator and Christiana Trust, a division of Wilmington Savings Fund Society, FSB, as trustee for Sequoia Mortgage Trust, 2013-3 Mortgage Pass-Through Certificates, Series 2013-3

13.	Amended and Restated Pooling and Servicing Agreement, dated as of January 1, 2014, by and among Sequoia Residential Funding, Inc., as depositor, Wells Fargo Bank, N.A., as master servicer, Citibank. N.A. and securities administrator and Christiana Trust, a division of Wilmington Savings Fund Society, FSB, as trustee for Sequoia Mortgage Trust, 2013-4 Mortgage Pass-Through Certificates, Series 2013-4

14.	Amended and Restated Pooling and Servicing Agreement, dated as of January 1, 2014, by and among Sequoia Residential Funding, Inc., as depositor, Wells Fargo Bank, N.A., as master servicer, Citibank. N.A. and securities administrator and Christiana Trust, a division of Wilmington Savings Fund Society, FSB, as trustee for Sequoia Mortgage Trust, 2013-6 Mortgage Pass-Through Certificates, Series 2013-6

15.	Amended and Restated Pooling and Servicing Agreement, dated as of January 1, 2014, by and among Sequoia Residential Funding, Inc., as depositor, Wells Fargo Bank, N.A., as master servicer, Citibank. N.A. and securities administrator and Wilmington Trust, National Association, as trustee for Sequoia Mortgage Trust, 2013-7 Mortgage Pass-Through Certificates, Series 2013-7

16.	Pooling and Servicing Agreement, dated as of June 1, 2013, by and among Sequoia Residential Funding, Inc., as depositor, Citimortgage, Inc., as master servicer, Citibank, N.A. as securities administrator and Wilmington Trust, National Association, as trustee for Sequoia Mortgage Trust, 2013-8 Mortgage Pass-Through Certificates, Series 2013-8.

17.	Pooling and Servicing Agreement, dated as of June 1, 2013, by and among Sequoia Residential Funding, Inc., as depositor, Citimortgage, Inc., as master servicer, Citibank, N.A. as securities administrator and Wilmington Trust, National Association, as trustee for Sequoia Mortgage Trust, 2013-9 Mortgage Pass-Through Certificates, Series 2013-9.

18.	Pooling and Servicing Agreement, dated as of July 1, 2013, by and among Sequoia Residential Funding, Inc., as depositor, Citimortgage, Inc., as master servicer, Citibank, N.A. as securities administrator and Wilmington Trust, National Association, as trustee for Sequoia Mortgage Trust, 2013-10 Mortgage Pass-Through Certificates, Series 2013-10.

19.	Pooling and Servicing Agreement, dated as of August 1, 2013, by and among Sequoia Residential Funding, Inc., as depositor, Citimortgage, Inc., as master servicer, Citibank, N.A. as securities administrator and Wilmington Trust, National Association, as trustee for Sequoia Mortgage Trust, 2013-11 Mortgage Pass-Through Certificates, Series 2013-11.

20.	Pooling and Servicing Agreement, dated as of November 1, 2013, by and among Sequoia Residential Funding, Inc., as depositor, Citimortgage, Inc., as master servicer, Citibank, N.A. as securities administrator and Wilmington Trust, National Association, as trustee for Sequoia Mortgage Trust, 2013-12 Mortgage Pass-Through Certificates, Series 2013-12.

21.	Pooling and Servicing Agreement, dated as of March 1, 2014, by and among Sequoia Residential Funding, Inc., as depositor, Citimortgage, Inc., as master servicer, Citibank, N.A. as securities administrator and Wilmington Trust, National Association, as trustee for Sequoia Mortgage Trust, 2014-1 Mortgage Pass-Through Certificates, Series 2014-1.

22.	Pooling and Servicing Agreement, dated as of July 1, 2014, by and among Sequoia Residential Funding, Inc., as depositor, Citimortgage, Inc., as master servicer, Citibank, N.A. as securities administrator and Wilmington Trust, National Association, as trustee for Sequoia Mortgage Trust, 2014-2 Mortgage Pass-Through Certificates, Series 2014-2.

23.	Pooling and Servicing Agreement, dated as of September 1, 2014, by and among Sequoia Residential Funding, Inc., as depositor, Citimortgage, Inc., as master servicer, Citibank, N.A. as securities administrator and Wilmington Trust, National Association, as trustee for Sequoia Mortgage Trust, 2014-3 Mortgage Pass-Through Certificates, Series 2014-3.

24.	Pooling and Servicing Agreement, dated as of November 1, 2014, by and among Sequoia Residential Funding, Inc., as depositor, Citimortgage, Inc., as master servicer, Citibank, N.A. as securities administrator and Wilmington Trust, National Association, as trustee for Sequoia Mortgage Trust, 2014-4 Mortgage Pass-Through Certificates, Series 2014-4.

25.	Pooling and Servicing Agreement, dated as of January 1, 2015, by and among Sequoia Residential Funding, Inc., as depositor, Citimortgage, Inc., as master servicer, Citibank, N.A. as securities administrator and Wilmington Trust, National Association, as trustee for Sequoia Mortgage Trust, 2015-1 Mortgage Pass-Through Certificates, Series 2015-1.

26.	Pooling and Servicing Agreement, dated as of April 1, 2015, by and among Sequoia Residential Funding, Inc., as depositor, Citimortgage, Inc., as master servicer, Citibank, N.A. as securities administrator and Wilmington Trust, National Association, as trustee for Sequoia Mortgage Trust, 2015-2 Mortgage Pass-Through Certificates, Series 2015-2.

27.	Pooling and Servicing Agreement, dated as of June 1, 2015, by and among Sequoia Residential Funding, Inc., as depositor, Citimortgage, Inc., as master servicer, Citibank, N.A. as securities administrator and Wilmington Trust, National Association, as trustee for Sequoia Mortgage Trust, 2015-3 Mortgage Pass-Through Certificates, Series 2015-3.

28.	Pooling and Servicing Agreement, dated as of November 1, 2015, by and among Sequoia Residential Funding, Inc., as depositor, Citimortgage, Inc., as master servicer, Citibank, N.A. as securities administrator and Wilmington Trust, National Association, as trustee for Sequoia Mortgage Trust, 2015-4 Mortgage Pass-Through Certificates, Series 2015-4.